EXHIBIT 10.43


                                  $3,611,517.41

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                            CPI AEROSTRUCTURES, INC.

                                       and

                                   KOLAR, INC.
                                  as Borrowers,

                               The Several Lenders
                        from Time to Time Parties Hereto,
                                       and
                               JPMorgan Chase Bank
                             as Administrative Agent



                            Dated as of June 25, 2002



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
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                                TABLE OF CONTENTS

                                                                                                               Page

SECTION 1.    DEFINITIONS.........................................................................................2

1.1           Defined Terms.......................................................................................2
1.2           Other Definitional Provisions......................................................................16

SECTION 2.    RESTATEMENT OF LOANS AND TERMS OF REPAYMENT........................................................16

2.1           Loans..............................................................................................16
2.2           Repayment of Loans.................................................................................17
2.3           Fees...............................................................................................18
2.4           Optional Prepayments...............................................................................18
2.5           Mandatory Prepayments..............................................................................18
2.6           Application of Prepayments.........................................................................19
2.7           Interest Rates and Payment Dates...................................................................19
2.8           Late Payment.......................................................................................19
2.9           Interest After Event of Default....................................................................20
2.10          Computation of Interest............................................................................20
2.11          Pro Rata Treatment; Application of Certain Prepayments.............................................20
2.12          Taxes..............................................................................................21

SECTION 3.    REPRESENTATIONS AND WARRANTIES.....................................................................22

3.1           Financial Condition................................................................................22
3.2           No Change..........................................................................................22
3.3           Corporate Existence, Compliance with Law...........................................................22
3.4           Corporate Power; Authorization, Enforceable Obligations............................................23
3.5           No Legal Bar.......................................................................................23
3.6           No Material Litigation.............................................................................23
3.7           No Default.........................................................................................23
3.8           Ownership of Property; Liens.......................................................................24
3.9           Intellectual Property..............................................................................24
3.10          Taxes..............................................................................................24
3.11          Federal Regulations................................................................................24
3.12          Labor Matters......................................................................................24
3.13          ERISA..............................................................................................24
3.14          Investment Company Act; Other Regulations..........................................................25
3.15          Subsidiaries.......................................................................................25
3.16          Environmental Matters..............................................................................25
3.17          Accuracy of Information, etc.......................................................................26
3.18          Security Documents.................................................................................27
3.19          Solvency...........................................................................................27
3.20          Senior Indebtedness................................................................................27
3.21          Regulation H.......................................................................................27

SECTION 4.    CONDITIONS PRECEDENT...............................................................................27

                                        i
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SECTION 5.    AFFIRMATIVE COVENANTS..............................................................................30

5.1           Financial Statements...............................................................................30
5.2           Certificates; Other Information....................................................................30
5.3           Payment of Obligations.............................................................................31
5.4           Conduct of Business and Maintenance of Existence, etc..............................................31
5.5           Maintenance of Property, Insurance.................................................................32
5.6           Inspection of Property, Books and Records; Discussions.............................................32
5.7           Notices............................................................................................33
5.8           Environmental Laws.................................................................................33
5.9           Additional Collateral, etc.........................................................................33

SECTION 6.    NEGATIVE COVENANTS.................................................................................34

6.1           Financial Condition Covenants......................................................................35
6.2           Limitation on Indebtedness.........................................................................35
6.3           Limitation on Liens................................................................................36
6.4           Limitation on Fundamental Changes..................................................................37
6.5           Limitation on Sale of Assets.......................................................................37
6.6           Limitation on Dividends............................................................................37
6.7           Limitation on Capital Expenditures.................................................................37
6.8           Limitation on Investments, Loans and Advances......................................................37
6.9           Limitation on Payments and Modifications with respect to Seller Note, Seller Security Documents....38
6.10          Limitation on Transactions with Affiliates.........................................................38
6.11          Limitation on Sales and Leasebacks.................................................................38
6.12          Limitation on Changes in Fiscal Periods............................................................38
6.13          Limitation on Negative Pledge Clauses..............................................................38
6.14          Limitation on Restrictions on Subsidiary Distributions.............................................38
6.15          Limitation on Lines of Business....................................................................39
6.16          Limitation on Change in Accounting Treatment.......................................................39

SECTION 7.    EVENTS OF DEFAULT..................................................................................39


SECTION 8.    THE ADMINISTRATIVE AGENT...........................................................................42

8.1           Appointment........................................................................................42
8.2           Delegation of Duties...............................................................................42
8.3           Exculpatory Provisions.............................................................................42
8.4           Reliance by Administrative Agent...................................................................43
8.5           Notice of Default..................................................................................43
8.6           Non-Reliance on Administrative Agent and Other Lenders.............................................43
8.7           Indemnification....................................................................................44
8.8           Administrative Agent in Its Individual Capacity....................................................44
8.9           Successor Administrative Agent.....................................................................45
8.10          Authorization to Release Liens.....................................................................45

                                       ii

SECTION 9.    PRIOR GUARANTEE....................................................................................45

9.1           Continued Effect of Prior Guarantee................................................................45
9.2           CPI and Kolar, Inc. as Co-Borrowers................................................................45
9.3           No Subrogation Contribution, Reimbursement or Indemnity............................................46

SECTION 10.   MISCELLANEOUS......................................................................................46

10.1          Amendments and Waivers.............................................................................46
10.2          Notices............................................................................................47
10.3          No Waiver; Cumulative Remedies.....................................................................48
10.4          Survival of Representations and Warranties.........................................................48
10.5          Payment of Expenses and Taxes......................................................................48
10.6          Successors and Assigns; Participations and Assignments.............................................49
10.7          Adjustments; Set-off...............................................................................51
10.8          Counterparts.......................................................................................52
10.9          Severability.......................................................................................52
10.10         Integration........................................................................................52
10.11         GOVERNING LAW......................................................................................52
10.12         Submission To Jurisdiction, Waivers................................................................52
10.13         Acknowledgements...................................................................................53
10.14         WAIVERS OF JURY TRIAL..............................................................................53


                                       iii


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A.

SCHEDULES:

1.1               Schedule of Loans
6.3(f)            Existing Liens


EXHIBITS:

A.       Form of Replacement Term Note (Tranche A)
B.       Tranche C Intercreditor and Subordination Agreement
C.       Tranche C Term Note
D.       Amendment to Seller Intercreditor and Subordination Agreement
E.       Amendment to Guarantee and Collateral Agreement
F.       Closing Certificate
G.       Legal Opinion of Graubard Miller
H. Mortgage, Fixture Filing and Assignment of Leases And Rents (Tranche C Mortgage)
I.       Amendment to Security Agreement between the Seller and the
         Administrative Agent
J.       Amended and Restated Seller Note
K.       CPI Seller Guaranty Amendment
L        Seller Mortgage Subordination Agreement
M.       Mortgage Modification Agreement
N.       Form of Assignment and Acceptance
O.       Form of Compliance Certificate

                                       iv
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         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 25, 2002, among
CPI AEROSTRUCTURES, INC., a New York corporation ("CPI"), KOLAR, INC., a
Delaware corporation (collectively with CPI, the "Borrowers"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), and JPMORGAN CHASE BANK, as Administrative Agent.

                                    RECITALS

         A. The Borrowers and JP Morgan Chase Bank (formerly known as Chase Manhattan Bank) as Administrative Agent heretofore entered into a Credit Agreement as amended by the amendments referred to in Recital C below (the "Original Credit Agreement") dated as of October 9, 1997, pursuant to which Chase Manhattan Bank and Mellon Bank, N.A as Lenders ("Original Lenders") made certain term loans to Kolar, Inc., designated therein as "Tranche A Term Loans" and "Tranche B Term Loans" in amounts aggregating $10,375,000. CPI guaranteed Kolar, Inc.'s obligations under the Tranche A and Tranche B Term Loans. CPI's obligations as guarantor are secured under a Guarantee and Collateral Agreement dated October 9, 1997 as the same is being amended contemporaneously herewith.

         B. As permitted under the original Credit Agreement, the Original Lenders provided lines of credit ("Line of Credit Loans") to CPI and Kolar, Inc. as co-borrowers, originally aggregating $1,000,000, and increasing to $1,700,000 pursuant to the Eighth Amendment to the Original Credit Agreement dated October 30, 2001, each such Line of Credit Loan constituting a "Permitted Line of Credit" as defined under Section 6.2(e) of the Original Credit Agreement.

         C. The Original Credit Agreement has been amended pursuant to ten separate Amendments and observance of certain terms of the Original Credit Agreement has been waived pursuant to certain waivers and other writings, pursuant to which, among other matters, the repayment terms applicable to the Tranche A Term Loans have been changed.

         D. GECapital CFE, Inc. is the Assignee of Mellon Bank, N.A. with respect to the portion of the Tranche A Term Loan, the Tranche B Term Loan and the Line of Credit Notes originally held by Mellon Bank as the same have been reduced by payments thereon.

         E. JPMorgan Chase Bank as assignee of JPMorgan Leasing, Inc., (formerly Chase Equipment Leasing, Inc.), an affiliate of JPMorgan Chase Bank, as equipment lessor to Kolar, Inc., is the holder of indebtedness of Kolar, Inc. in the principal amount of $704,484.41 representing the net deficiency ("Deficiency Debt") arising from the sale by such affiliate of certain equipment previously leased to Kolar, Inc.; and the Lenders and the Borrowers have agreed that the Deficiency Debt shall be included within this Amended and Restated Credit Agreement and shall be secured by the assets of the Borrowers, subordinated and junior in right of payment, however, to the payment of the Tranche A and Tranche B Term Loans.

         F. The Lenders and the Borrowers have agreed, pursuant to this Amended and Restated Credit Agreement, to restructure all of the outstanding indebtedness of the Borrowers (1) under the Original Credit Agreement (in the case of CPI whether such indebtedness arises out of its status as a co-borrower under the Permitted Lines of Credit or as a guarantor of the Tranche A and Tranche B Term Loans) and (2) under the Deficiency Debt, which shall constitute a Tranche C Term Loan under this Amended and Restated Credit Agreement.

         G. The holder of the Seller Note (as defined below) which has been subordinated and junior in right of payment to the Tranche A and Tranche B Term Loans and Line of Credit Loans, has agreed that (1) all accrued and unpaid interest and future interest installments shall continue to accrue on the Seller Note and (2) the Seller Note shall continue to be so subordinated and junior in right of payment and in addition shall be subordinated and junior in right of payment to the Deficiency Debt.

           NOW, THEREFORE, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

         "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Administrative Agent": JPMorgan Chase Bank, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

         "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agreement": this Amended and Restated Credit Agreement, as hereafter amended, supplemented or otherwise modified from time to time.

         "Alternative Note": as defined in Section 10.6(f).

         "Alternative Noteholder": as defined in Section 10.6(f).

         "Applicable Margin": for each Tranche A Term Loan and the Tranche C Term Loan, three and one-half percent (3 1/2 %).

         "Asset Sale": any Disposition of Property by either Borrower or any of its Subsidiaries (excluding any such Disposition permitted by clause (a), (b) or (c) of Section 6.5).

         "Assignee": as defined in Section 10.6(c).

         "Assignor": as defined in Section 10.6(c).

         "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrower": the collective reference to CPI and Kolar, Inc. unless used with reference to a particular Borrower.

         "Business": as defined in Section 3.17.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements and fixed assets acquired under capital leases during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

         "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) Dollar-denominated certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $1,000,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or at least P-1 by Moody's Investors Service, Inc. ("Moody's"), if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;
(d) tax exempt securities maturing within one year from the date of acquisition and rated at least A by S&P or at least A2 by Moody's; and (e) money market funds that invest substantially exclusively in investments of the type described above and that have aggregate assets of at least $2,500,000,000.

         "Closing Date": the date of execution of this Amended and Restated Credit Agreement.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

         "Commitment": as to any Lender, the sum of the Tranche A Term Loan Commitment and the Tranche B Term Loan Commitment of such Lender.

         "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit O.

         "Consolidated Net Income": for any period, the consolidated net income (or loss) of CPI and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of CPI or is merged into or consolidated with CPI or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of CPI) in which CPI or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by CPI or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of CPI to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to either Borrower is not at the time `permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

         "Consolidated Tangible Net Worth": as of any date, Consolidated Net Worth after deducting therefrom the following: (a) any surplus resulting from the write-up of assets subsequent to December 31, 1996; (b) goodwill, including, without limitation, any amounts (however designated on the balance sheet) representing the cost of acquisitions in excess of underlying tangible assets or capitalized transaction costs; (c) patents, trademarks, copyrights and other Intellectual Property; (d) leasehold improvements not recoverable at the expiration of a lease; and (e) deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses and experimental and development expenses).

         "Continuing Directors": the directors of CPI on the Closing Date, and each other director, if, in each case, such other director's nomination for election to the board of directors of CPI is recommended by at least 66-2/3% of the then Continuing Directors.

         "Contractual Obligations": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

         "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Dispose of" shall have correlative meanings.

         "Dollars" and "$": dollars in lawful currency of the United States of America.

         "EBITDA" shall mean, with respect to the Borrowers for any period, consolidated net income from operations (before interest, taxes, depreciation and amortization), determined in accordance with GAAP and in a manner consistent with the financial statements included in the report of CPI to the Securities and Exchange commission on Form 10-K for the fiscal year ended December 31, 2001.

         "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

         "Fixed Charges" shall mean, for any fiscal period with respect to Borrowers and their Subsidiaries on a consolidated basis, the aggregate of all Interest Charges paid or accrued during such period plus (a) scheduled payments of principal with respect to Indebtedness during such period, plus (b) the unfinanced portion of Capital Expenditures during such period, plus (c) rental charges paid or accrued with respect to leased real and personal property and equipment during such period to the extent not deducted in computing EBITDA.

         "Fixed Charges Coverage Ratio": shall mean, with respect to Borrowers and their Subsidiaries on a consolidated basis for any fiscal period, the ratio of EBITDA to Fixed Charges.

         "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of CPI as of the date of determination, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 11(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then CPI and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating CPI's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by CPI, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, the National Association of Insurance Commissioners).

         "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement originally dated as of October 9, 1997, as the same is being amended as of the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time.

         "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) under any take-or-pay contract or (v) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Guarantor": each person at any time having an obligation as a guarantor under the Guarantee and Collateral Agreement.

         "Incur" and "Incurrence": as defined in Section 6.2.

         "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables Incurred in the ordinary course of such Person's business) or relating to advance or progress payments, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
(d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities (g) all obligations of such Person, contingent or otherwise, to purchase, redeem retire or otherwise acquire for value any Capital Stock (other than common stock) of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; and (i) all obligations of the kind referred to in clauses
(a) through (h) above secured by (or for which the holder of such obligation has an existing right contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.

         "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "Interest Payment Date": the last Business Day of each calendar month, commencing with June, , 2002.

         "Kolar, Inc. Liquidation": the disposition by Kolar, Inc. of its remaining assets constituting (i) Collateral under the Guarantee and Collateral Agreement and (ii) Mortgaged Properties (x) under the Prior Mortgage and (y) under the Tranche C Mortgage.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

         "Line of Credit Loans": as defined in Recital B.

         "Loan": any Tranche A Term Loan, or Tranche B Term Loan or Tranche C Term Loan.

         "Loan Documents": this Agreement, the Security Documents and the Notes.

         "Loan Parties": each of the Borrowers and each Subsidiary of a Borrower which hereafter becomes is a party to a Loan Document.

         "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, operations, condition (financial or otherwise) or prospects of CPI and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

         "Material Environmental Amount": an amount payable by CPI and/or its Subsidiaries in excess of $25,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

         "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Mortgage Modification Agreement" means an Amendment to the Prior Mortgage to reflect an increase in the amount secured thereby to the amount of the Tranche A Loan, in the form appended hereto as Exhibit M.

         "Mortgaged Properties": the real properties currently owned by Kolar, Inc. listed as parcels A and B on Schedule A to the Prior Mortgage and the Tranche C Mortgage.

         "Mortgages": each of the mortgages and deeds of trust made by any Loan Party, in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, including (x) the Prior Mortgage as amended by the Prior Mortgage Amendment and the Tranche C Mortgage, as each of the the same may be amended, supplemented or otherwise modified from time to time.

         "Multiemployer Plan": a Plan that is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually Incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the Incurrence of loans, the cash proceeds received from such issuance or Incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually Incurred in connection therewith.

         "Non-Excluded Taxes": as defined in Section 2.10(a).

         "Non-U.S. Lender": as defined in Section 2.10(b).

         "Notes": the collective reference to any promissory note evidencing Loans.

         "Obligations": the unpaid principal of and interest on the Loans (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to either Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter Incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any Interest Rate Protection Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by either Borrower pursuant hereto) or otherwise.

         "Original Credit Agreement" as defined in Paragraph A of the Recitals.

         "Participant": as defined in Section 10.6(b).

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

         "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Prepayment Premium": for any prepayment of a Tranche B Term Loan, a premium (as liquidated damages and not as penalty) equal to (a) in the case of any such prepayment made within the one year period prior to the final stated maturity date (the "Maturity Date") of the Tranche B Term Loans, all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by the relevant Lender to lenders of funds borrowed by it to make or carry its Tranche B Term Loan and losses sustained by the relevant Lender in connection with the re-employment of such funds) which the relevant Lender may Incur with respect to its Tranche B Term Loan, or (b) in the case of any such prepayment made earlier than one year prior to the Maturity Date, the sum of the present values, each determined at the appropriate Discount Rate, of the excess, if any, of (i) the amount of interest computed at the Fixed Rate on the principal amount of the relevant Lender's Tranche B Term Loan (after giving effect to any scheduled amortization occurring prior to the first day of each Calculation Period) deemed to be due on the last day of each Calculation Period during the remaining term of the Tranche B Term Loans over (ii) the amount of each corresponding interest of payment computed according to the following formula:

                                n=x
P                               Epsilon                      NETn
V              =
                                 n=1

                               (Px(L-R))  x               DAYSn - DAYSn-1
                               ---------                  ----------------
                                                          360


NETn            =              (1+Zn)                     (DAYSn - DAYS0)
                                                         ------------------

                                                             360


               X = Number, or fraction thereof, of Calculation Periods from date of prepayment to date of final fixed maturity.

               P =           Principal Prepaid.

               L =           Fixed Rate.

               R =           Redeployment Rate.

 DAYSn - DAYSn-1 =           For each Calculation Period "W', the
                             actual number of days elapsed during that Calculation Period.

   DAYSn - DAYS0 =           For each Calculation Period "n", the actual number
                             of days elapsed from the date of prepayment to the last day of that Calculation Period.

               Z = For each Calculation Period "W, the Discount Rate for that Calculation Period.

                  For the purposes of this definition:

                           "Calculation Period" shall mean each annual period commencing on the Closing Date and each anniversary thereof except for the initial Calculation Period following prepayment, which shall commence on the date of such prepayment and end on the next following anniversary date of the Closing Date.

                           "Discount Rate" shall mean for each Calculation Period, the fixed per annum rate, as determined by the relevant Lender in its sole discretion on the date of such prepayment, that would be bid by a fixed rate payor under an arm's-length interest rate swap transaction having (i) a term approximately equal to such Calculation Period, (ii) a notional amount equal to the amount of such prepayment,
         (iii) a floating rate of LIBOR (determined by the relevant Lender in accordance with its customary practices) for the notional amount and
         (iv) a counterparty of creditworthiness acceptable to the relevant Lender.

                           "Fixed Rate" shall mean the fixed rate of interest with respect to the Tranche B Term Loans set forth in this Agreement.

                           "Redeployment Rate" shall mean, at any time, the fixed per annum rate (calculated on the basis of a single annual interest payment), as determined by the relevant Lender in its sole discretion on the date of any prepayment of the Tranche B Term Loans, that would be bid by a fixed rate payor under an arm's-length interest rate swap transaction having (i) a term approximately equal to the period commencing on the date of such prepayment and ending on the Maturity Date, (ii) a notional amount equal to the amount of such prepayment, (iii) a floating rate of LIBOR (determined by the relevant Lender in accordance with its customary practices) for the amount and
         (iv) a counterparty of creditworthiness acceptable to the relevant Lender.

         "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors).

         "Prior Mortgage" means the Mortgage, Fixture Filing and Assignment of Leases and Rents dated October 9, 1997 given by Kolar, Inc. to the Administrative Agent.

         "Projections": as defined in Section 5.2(c).

         "Properties": as defined in Section 3.17.

         "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

         "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of either Borrower or any of their Subsidiaries.

         "Reference Lender": JPMorgan Chase Bank.

         "Register": as defined in Section 10.6(d).

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Replacement Term Note" A Term Note substantially in the form of Exhibit A issued pursuant to this Agreement in replacement of an outstanding Term Note issued pursuant to the Original Credit Agreement and in replacement of a Promissory Note issued in connection with a Permitted Line of Credit (as defined in the Original Credit Agreement). Separate Replacement Term Notes shall be issued to each of the Tranche A and Tranche B Lenders in accordance with their respective Tranche A and Tranche B Term Loan Percentages.

         "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16, .18, .19 or.20 of PBGC Reg.ss. 2615.

         "Required Lenders": the holders of more than 65% of the outstanding principal amount of the Tranche A Loans (or, at any time when there shall be fewer than three Tranche A Term Loan Lenders, each Tranche A Term Loan Lender) and 65% of the outstanding principal amount of the Tranche B Term Loans, (or at any time when there shall be fewer than three Tranche B Term Loan Lenders, each Tranche B Term Loan Lender).

         "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other. Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "Responsible Officer": as such term pertains to a Borrower, the chief executive officer, president or chief financial officer of such Borrower, but in any event with respect to financial matters, the chief financial officer of such Borrower.

         "Restricted Payments": as defined in Section 6.6.

         "Security Documents": the collective reference to the Guarantee and Collateral Agreement as amended through the date hereof and as the same is amended from time to time; the Mortgages; all other security documents heretofore delivered to the Administrative Agent as the same may be amended from time to time granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document; and the Tranche C Mortgage to be delivered by Kolar, Inc. to the Administrative Agreement on the Closing Date for the benefit of the Lenders holding the Tranche C Term Loan, as the same may hereafter be amended from time to time; and the Tranche C Intercreditor and Subordination Agreement.

         "Seller": Ralok, Inc., a New York corporation (formerly Kolar Machine, Inc.).

         "Seller Intercreditor and Subordination Agreement": The Intercreditor and Subordination Agreement dated October 9, 1997 among the Subordinated Lenders (as defined therein), CPI, Kolar, Inc. and the Administrative Agent, as amended as of the date hereof or otherwise hereafter modified from time to time.

         "Seller Note": the collective reference to the promissory note dated October 9, 1997 in the amount of $4,000,000 issued by Kolar, Inc. to Seller, together with any guarantee thereof by CPI.

         "Seller Security Documents": the collective reference to the Guaranty Agreement, dated October 9, 1997 among CPI as Guarantor, Kolar, Inc., the Seller and Daniel Liguori, and the Security Agreement, dated October 9, 1997 among CPI, Kolar, Inc. and the Seller; and the subordinated mortgage dated October 9, 1997 held by the Seller on the Mortgaged Properties, each as amended through the date hereof; and the Seller Intercreditor and Subordination Agreement.

         "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Solvent": when used with respect to any Person, means that as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent matured or unmatured, disputed, undisputed, secured or unsecured.

         "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of CPI (including, without limitation, Kolar, Inc.) and its Subsidiaries.

         "Tranche A Term Loan Lender": each Lender that has made a Tranche A Term Loan, or the Assignee or Assignees of such Lender.

         "Tranche A Term Loan": as to any Lender, the principal amount set forth under the heading "Tranche A Term Loan" opposite such Lender's name on Schedule 1.1, comprising (a) the remaining balance, aggregating $931,571, of the Tranche A Term Loan advanced pursuant to the Original Credit Agreement plus (b) the existing indebtedness of the Borrowers, aggregating $1,700,000 (as co-borrowers) pursuant to Permitted Lines of Credit (as defined in the Original Credit Agreement) and which shall be converted into a portion of the Tranche A Loan pursuant to Section 2.1(a). The aggregate principal amount of the Tranche A Term Loans outstanding is $2,631,571, plus accrued interest.

         "Tranche A Term Loan Percentage": as to a Tranche A Term Loan Lender at any time, the percentage that the aggregate principal amount of such Lender's Tranche A Term Loan then outstanding constitutes of the aggregate principal amount of all of the Tranche A Term Loans then outstanding).

         "Tranche B Term Loan Lender": each Lender that has made a Tranche B Term Loan, or the Assignee or Assignees of such Lender.

         "Tranche B Term Loan": as to a Tranche B Term Loan Lender, the portion of the Tranche B Term Loan held by each Lender set forth under the heading "Tranche B Term Loan Amount" opposite such Lender's name on Schedule 1.1. The aggregate remaining principal amount of the Tranche B Term Loan is $275,462 plus accrued interest.

         "Tranche B Term Loan Percentage": as to any Lender at any time, the percentage that such Lender's Tranche B Term Loan then outstanding constitutes of the aggregate principal amount of all of the Tranche B Term Loans then outstanding.

         "Tranche C Lender": JPMorgan Chase or its Assignee or Assignees.

         "Tranche C Mortgage": The Mortgage to be issued by Kolar, Inc. to the Administrative Agreement securing the Tranche C Term Loan, in the form annexed hereto as Exhibit H.

         "Tranche C Intercreditor and Subordination Agreement": The Intercreditor and Subordination Agreement in the form annexed as Exhibit B between JPMorgan Chase Bank as the Tranche C Lender, the Lenders holding Tranche A and Tranche B Loans and JPMorgan Chase Bank as Administrative Agent, pursuant to which the Tranche C Term Loan is subordinated to the Tranche A and Tranche B Loans.

         "Tranche C Term Loan": $704,484.41, plus accrued interest.

         "Tranche C Term Note": a promissory note substantially in the form annexed as Exhibit C in the amount of the Tranche C Term Loan.

         "U.S. Taxes": as defined in Section 10.6(d).

         "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

         (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to either Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

             SECTION 2. RESTATEMENT OF LOANS AND TERMS OF REPAYMENT

2.1      Loans.

         (a) Tranche A Loan. The Tranche A Term Loan:

                  (i) to the extent consisting of the remaining principal balance of the Tranche A Loan made under the Original Credit Agreement, shall be deemed continued and the maturity thereof shall be extended as provided in
Section 2.2(a) below;

                  (ii) to the extent consisting of the outstanding principal balance of the Permitted Line of Credit Loans, shall be deemed a continuation and conversion thereof into a portion of the Tranche A Loan under this
Agreement:

                  (iii) shall be deemed, in its entirety, a loan to and a joint and several Obligation of CPI and Kolar, Inc. as co-borrowers; and

                  (iv) shall be included within the Replacement Term Note issued to each Lender in accordance with their respective Tranche A Term Loan Percentages.

         (b) Tranche B Loan. The Tranche B Loan:

                  (i) to the extent consisting of the remaining principal balance of the Tranche B Loan made under the Original Credit Agreement, shall be deemed continued and the maturity thereof shall be extended as provided in
Section 2.2(a) below;

                  (ii) shall be deemed, in its entirety, a loan to and a joint and several Obligation of CPI and Kolar, Inc. as co-borrowers;

                  (iii) shall be included within the Replacement Term Note issued to each Lender in accordance with their respective Tranche B Term Loan Percentages.

         (c) Tranche C Term Loan. The Tranche C Term Loan:

                  (i) shall be deemed made by JPMorgan Chase Bank simultaneously with the execution and delivery of this Agreement; and

                  (ii) shall be represented by a Tranche C Term Note.

         2.2 Repayment of Loans.

         (a) Tranche A Term Loans. The Tranche A Term Loans shall mature (i) in four (4) consecutive monthly installments of fifty thousand dollars ($50,000) each, payable on the last Business Day of June, July, August and September of 2002; (ii) six (6) consecutive monthly installments of seventy five thousand dollars ($75,000) each, payable on the last Business Day each month from October 2002 through March 2003, (iii) two (2) consecutive monthly installments of one hundred thousand dollars ($100,000) each, payable on the last Business Day of each of April and May of 2003, and (iv) in an amount equal to the entire unpaid principal balance plus interest due and owing thereon on June 30, 2003. Each installment paid on account of principal of and interest on the Loans pursuant to this Section 2.2(a) shall be made pro rata according to their respective Tranche A Loan Percentages.

         (b) Tranche B Term Loans. The Tranche B Term Loans shall continue to mature in equal monthly installments payable on the dates and in the aggregate amounts set forth on Schedule 2.3(b) to the Original Credit Agreement, as the same may have been and may hereafter be modified by prepayments.

         (c) Tranche C Term Loan. The Tranche C Term Loan shall mature (i) in twelve (12) consecutive monthly installments of twenty thousand dollars ($20,000) each, payable on the last Business Day of each month from June, 2002 through May, 2003, and a final principal payment of the entire unpaid principal balance plus interest due and owing thereon on June 30, 2003. Each installment paid on account of principal of and interest on the Loans pursuant to this
Section 2.2(c) shall be made pro rata to each Lender according to their respective Tranche C Term Loan Percentages. Notwithstanding the foregoing, the Tranche C Term Loan shall be subordinated and junior in right of payment to the payment of the Tranche A Loan, as provided in the Tranche C Intercreditor and Subordination Agreement. Without limitation of the foregoing, no payment by the Borrowers or principal or interest shall be applied in respect of the Tranche C Term Loan if any installment of principal or interest in respect of the Tranche A Loan or the Tranche B Loan has not been paid when due and remains unpaid.

         2.3 Fees. The Borrower agrees that if any portion of the Tranche A and Tranche B Loans currently held by GECapital CFE, Inc. are not refinanced in their entirety on or before the dates indicated below, the Borrower will pay to the Administrative Agent for the benefit of the Lenders in accordance with their respective Tranche A Loan Percentages the fees indicated below on such dates:

                  September 30, 2002                         $25,000

                  December 31, 2002                          $50,000

                  March 31, 2003                             $100,000

                  June 30, 2003                              $150,000

If an Event of Default shall have occurred prior to any such date, the fee due on the next succeeding date shall be immediately due and payable, and each of the succeeding scheduled fee payments shall become payable on their scheduled dates unless both of the Tranche A and Tranche B Loans are refinanced or repaid in their entirety on or before such dates. As used herein, "refinanced" means a payment in full of the GECapital CFE, Inc. Tranche A and Tranche B Loan Percentages or the transfer by GECapital CFE, Inc. its entire Tranche A and Tranche B Loan Percentages to a third party that is not an affiliate of GECapital CFE, Inc.

         2.4 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, subject to payment of the Prepayment Premium in the case of the Tranche B Term Loan, upon irrevocable notice delivered to the Administrative Agent at least five Business Days prior thereto, which notice shall specify the date and amount of prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Such partial optional prepayments shall be applied (x) first to the Tranche A Term Loan until all outstanding principal and accrued interest thereon is paid in full, (y) then to the Tranche B Term Loan until all outstanding principal, accrued interest thereon and any Prepayment Penalty in respect of such prepayment is paid in full, and (x) thereafter to the Tranche C Term Loan.

         2.5 Mandatory Prepayments.

         (a) Unless the Required Lenders shall otherwise agree, if additional Capital Stock or Indebtedness shall be issued or Incurred by either of the Borrowers, or any of their Subsidiaries (excluding any Indebtedness Incurred in accordance with Section 6.2 as in effect on the date of this Agreement), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or Incurrence (i) first, toward the prepayment of the Tranche B Term Loans and (ii) then, toward the prepayment of the Tranche A Term Loans.

         (b) Unless the Required Lenders shall otherwise agree, if on any date CPI or any of its Subsidiaries shall (i) receive Net Cash Proceeds from any Asset Sale or Recovery Event or (ii) receive any purchase price adjustment pursuant to the Acquisition Agreement then such Net Cash Proceeds or purchase price adjustment, as the case may be, shall be applied within 10 days after such date (i) first, toward the prepayment of the Tranche B Term Loans and (ii) then, toward the prepayment of the Tranche A Term Loans.

         2.6 Application of Prepayments. Each prepayment shall be applied (v) first to the payment of any accrued and unpaid fees pursuant to Section 2.3, (w) then to the payment of any other obligations accrued and unpaid hereunder other than pursuant to the principal of and interest on any of the Loans, (x) then to the Tranche B Term Loan until all outstanding principal and accrued interest thereon is paid in full, (y) then to the Tranche A Term Loan until all outstanding principal, accrued interest thereon and any Prepayment Penalty in respect of such prepayment is paid in full, and (z) thereafter to the Tranche C Term Loan.

         2.7 Interest Rates and Payment Dates. (a) At any time when Sections 2.8 and 2.9 are not applicable, the Tranche A and the Tranche C Term Loans shall each bear interest at a rate per annum equal to the Prime Rate plus three and one-half percent (3 1/2 %).

         (b) The Tranche B Term Loans shall bear interest at a rate per annum equal to 8.3%.

         (c) Interest in respect of the Tranche A and Tranche C Term Loans shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.9 shall be payable from time to time on demand.

         (d) Interest in respect of the Tranche B Term Loans shall be payable on the dates and in the amounts specified in Schedule 2.3(b) of the Original Credit Agreement, provided that interest accruing pursuant to Section 2.9 shall be payable from time to time on demand.

         2.8 Late Payment. (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans (whether or not overdue) shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto pursuant to the provisions of Section 2.7 plus 2% and (ii) if all or a portion of any interest payable on any Loan or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to Tranche A and Tranche C Term Loans, or Tranche B Term Loans, as the case may be, plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

         2.9 Interest After Event of Default. In all instances other than as described in Section 2.8 above, at any time when an Event of Default shall have occurred and be continuing, the Tranche A and Tranche C Term Loans shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin plus 2% and (ii) in all instances other than as described in Section 2.8 above, at any time when an Event of Default shall have occurred and be continuing, the Tranche B Term Loans shall bear interest at a rate per annum equal to the amount set forth in Section 2.7(b) plus 2%.

         2.10 Computation of Interest. (a) Interest payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

         2.11 Pro Rata Treatment; Application of Certain Prepayments. (a) Each borrowing by the Borrower from the Lenders hereunder shall be deemed to have been made pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages or Tranche C Term Loan Percentages, as the case may be, of the relevant Lenders as of the Closing Date.

         (b) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in
Section 10.2, in Dollars and in immediately available funds. The Administrative Agent shall have the right to charge any account maintained by the Borrower with the Administrative Agent to the extent necessary to make any such payment. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.

         2.12 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the law of the United States of America or a state thereof to the extent such Lender's compliance with the requirements of
Section 2.12(b) at the time such Lender becomes a party to this Agreement fails to establish a complete exemption from such withholding. Whenever any Non-Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.9 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8BEN, an annual certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this
Section 2.10(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.10(b) that such Non-U.S. Lender is not legally able to deliver.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

         Borrowers hereby jointly and severally confirm and reaffirm that the representations and warranties set forth in Section 3 of the Original Credit Agreement were true, accurate and complete as of the date made.

         Further, without limitation of the foregoing and to induce the Administrative Agent and the Lenders to enter into this Amended and Restated Credit Agreement, each of the Borrowers hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that

         3.1 Financial Condition. The audited consolidated balance sheet of CPI and its consolidated Subsidiaries as of December 31, 2001 and the related consolidated statements of income and of cash flows for the fiscal year ended on such dates, reported on by and accompanied by the report of Goldstein Golub Kessler LLP present fairly the consolidated financial condition of CPI and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of CPI and its consolidated Subsidiaries as at March 31, 2002, and the related unaudited consolidated statements of income and cash flows for the three month period ended on such date, presents fairly the consolidated financial condition of CPI and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). CPI and its consolidated Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, which are not reflected in the most recent financial statements referred to in this Section 3.1 During the period from December 31, 2001 to and including the date hereof there has been no Disposition by CPI or any of its Subsidiaries of any material part of its business or Property, other than for the Disposition of Kolar, Inc. assets in connection with the Kolar, Inc. Liquidation.

         3.2 No Change. Since March 31, 2002 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect. For purposes of this Section 3.2, the Kolar, Inc. Liquidation shall not be deemed to have had a Material Adverse Effect.

         3.3 Corporate Existence, Compliance with Law. Each of the Borrowers,
(a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, the only Subsidiary of CPI is Kolar, Inc., and Kolar, Inc. has no Subsidiaries.

         3.4 Corporate Power; Authorization, Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except the filings referred to in Section 3.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents will not violate any Requirement of Law or any Contractual Obligation of either of the Borrowers or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to CPI or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of either Borrower, threatened by or against either Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

         3.7 No Default. Neither Borrower is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         3.8 Ownership of Property; Liens. Each Borrower has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 6.3.

         3.9 Intellectual Property. Each Borrower owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does either Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrowers does not infringe on the rights of any Person in any material respect

         3.10 Taxes. Each Borrower has filed or caused to be filed all Federal, state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of each Borrower with respect to any amount so contested); no tax Lien has been filed, and, to the knowledge of each Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         3.11 Federal Regulations. No part of the proceeds of any Loans made pursuant to the Original Credit Agreement have been used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as in effect at the time such Loans were made or for any purpose which violated the provisions of the Regulations of the Board.

         3.12 Labor Matters. There are no strikes or other labor disputes against either Borrower pending or, to the knowledge of either Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of each Borrower have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from either Borrower on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower obligated therefor.

         3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and. no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither Borrower nor any Commonly Controlled Entity of either Borrower has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither Borrower nor any Commonly Controlled Entity thereof would become subject to any material liability under ERISA if such Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

         3.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled' by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to Incur Indebtedness.

         3.15 Subsidiaries. The only Subsidiary of CPI is Kolar, Inc., and Kolar, Inc. has no Subsidiaries. Neither Borrower has organized or acquired any Subsidiary since January 1, 1991 other than the organization by CPI of Kolar, Inc. in 1997.

         3.16 Environmental Matters.

         (a) The facilities and properties owned, leased or operated by the Borrowers (the "Properties") do not contain, and to the best of their knowledge have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

         (b) The Properties and all operations at the Properties are in material compliance, and have, to the best of their knowledge in the last five years been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrowers (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof. Neither Borrower has assumed any liability of any other Person under Environmental Laws.

         (c) Neither Borrower has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does either Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to result in the payment of a Material Environmental Amount.

         (d) To the best of the Borrowers' knowledge, since the date hereof Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of v Borrower, threatened, under any Environmental Law to which either Borrower is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Adverse Amount.

         (f) To the best of the Borrowers' knowledge, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of either Borrower in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

         3.17 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrowers to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, each of the representations and warranties contained in the Acquisition Agreement is true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

         3.18 Security Documents. (a) The Guarantee and Collateral Agreement is and continues to be effective in favor of the Administrative Agent, for the benefit of the Lenders and is a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. The Guarantee and Collateral Agreement constitutes and continues to constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person.

         (b) The Tranche C Mortgage is effective to create in favor of the Administrative Agent, for the benefit of the Tranche C Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof and when the Tranche C Mortgage is recorded in the office of the County Clerk of Tompkins County, New York, such Tranche C Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Tranche C Term Loan, in each case prior and superior in right to any other Person, other than (i) the rights of the Administrative Agent for the benefit of the Lenders under the Mortgages heretofore issued pursuant to the Original Credit Agreement and (ii) the rights of the Seller under the Seller Security Documents (subject to the Tranche C Intercreditor and Subordination Agreement and to the Amendment to the Seller Intercreditor and Subordination Agreement substantially in the form appended hereto as Exhibit D being executed contemporaneously herewith between the Administrative Agent, the Tranche C Lenders and the Seller).

         3.19 Senior Indebtedness. The obligations of each Borrower under the Loan documents to which it is a party, including without limitation, the Obligations, constitute "Senior Indebtedness" of each Borrower under the Seller Intercreditor and Subordination Agreement as amended through the date hereof.

         3.20 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

         3.21 Solvency CPI is, and will be and will continue to be, Solvent.


                        SECTION 4. CONDITIONS PRECEDENT

         The agreement of each Lender to enter into this Agreement is subject to the satisfaction on the Closing Date, of the following conditions precedent:

         (a) Loan Documents. The Administrative Agent shall have received, executed and delivered by a duly authorized officer of each Borrower (and duly acknowledged as requested by the Administrative Agent), (i) this Agreement, (ii) the amendment to the Guarantee and Collateral Agreement in the form annexed as Exhibit E, (iii) for the account of each relevant Lender, the Replacement Term Notes and the Tranche C Term Note, and (iv) the Mortgage Modification Agreement.

         (b) Lien Searches and Title Search. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of Loan Parties except for liens permitted by Section 6.3, and, in the case of such title search shall not reveal any encumbrances on the Mortgaged Properties in addition to those set forth in the mortgagee's title insurance policy issued pursuant to Section 4 of the Original Credit Agreement other than encumbrances acceptable to the Administrative Agent in its sole discretion.

         (c) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Closing Certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments.

         (d) Legal Opinions. The Administrative Agent shall have received the legal opinion of Graubard Miller, counsel to the Borrowers, substantially in the form of Exhibit G.

         (e) Seller Intercreditor and Subordination Agreement. The Administrative Agent shall have received an amendment to the Seller Intercreditor and Subordination Agreement executed by Seller, substantially in the form annexed hereto as Exhibit D.

         (f) Tranche C Mortgage. The Administrative Agent shall have received the Tranche C Mortgage executed and delivered by a duly authorized officer of Kolar, Inc., in the form annexed hereto as Exhibit H in proper form for recording in the office of the County Clerk of Tompkins County, New York.

         (g) Tranche C Intercreditor and Subordination Agreement. The Administrative Agent shall have received the Tranche C Intercreditor and Subordination Agreement executed by Seller.

         (h) Security Agreement Amendment Relating to Tranche C The Administrative Agent shall have received an Amendment to the Security Agreement between the Seller and the Administrative Agent dated October 9, 1997, executed by Seller in the form annexed hereto as Exhibit I.

         (i) Seller Note Amendment The Seller shall have agreed to a Seller Note Amendment Agreement in the form annexed hereto as Exhibit J and the Administrative Agent shall have received a certified copy thereof.

         (j) CPI Seller Guaranty Amendment The Seller shall have agreed to an amendment of the Guaranty Agreement given by CPI in favor of Ralok, Inc. (formerly Kolar Machine, Inc.) pursuant to a Seller Guaranty Agreement Amendment in the form annexed hereto as Exhibit K and the Administrative Agent shall have received a certified copy thereof.

         (k) Seller Mortgage Subordination Agreement The Seller shall have executed and delivered to the Administrative Agent a Seller Mortgage Subordination Agreement in the form annexed hereto as Exhibit L.

         (l) Mortgage Modification Agreement Kolar, Inc. shall have executed and delivered to the Administrative Agent a Mortgage Modification Agreement in the form annexed hereto as Exhibit M.

         (m) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create or continue in favor of the Administrative Agent for the benefit of the Lenders (including without limitation in respect of the Lenders holding the Tranche C Term Loan) a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (subject to the provisions of the Tranche C Intercreditor and Subordination Agreement), shall be in proper form for filing, registration or recordation.

         (n) Good Standing Certificates. The Administrative Agent shall have received good standing certificates in respect of the jurisdiction of incorporation of each Loan Party and each other jurisdiction where such Loan Party is qualified to do business as a foreign corporation.

         (o) Change in Business. In the judgment of the Lenders, there shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of either Borrower since March 31, 2002.

         (p) Fees and Expenses. All accrued fees and expenses (including the fees and disbursements of counsel billed to the Administrative Agent) shall have been paid.

         (q) Litigation. There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court of before any arbitrator or governmental instrumentality that, in the reasonable judgment of the Administrative Agent and its counsel, would be likely to have a Material Adverse Effect.

         (r) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of the Closing Date as if made on and as of such date.

         (s) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the making of the Loan requested to be made on the Closing Date.

         (t) Miscellaneous. The Administrative Agent and the Lenders shall have received such other documents or information as the Administrative Agent and the Lenders shall reasonably request.

                        SECTION 5. AFFIRMATIVE COVENANTS

         The Borrowers hereby jointly and severally agree that so long as any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each of the Borrowers shall and shall cause each of its Subsidiaries hereafter created to:

         5.1 Financial Statements. Furnish to the Administrative Agent and each
Lender:

         (a) (i) as soon as available, but in any event within 90 days after the end of each fiscal year of CPI, a copy of the audited consolidated and consolidating balance sheet of CPI and its consolidated Subsidiaries as at the end of such year and the related audited consolidated and consolidating statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Goldstein Golub Kessler LLP, or other independent certified public accountants of nationally recognized standing and (ii) a copy of any management letter prepared by the accountants for CPI and/or Kolar, Inc.; and

         (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of CPI, the unaudited consolidated and consolidating balance sheet of CPI and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

         5.2 Certificates; Other Information. Furnish to the Administrative Agent and to each Lender or, in the case of clause (f), to the relevant Lender:

         (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default except as specified in such certificate;

         (b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by CPI with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of CPI, as the case may be, prepared by the Borrowers' accountants in the case of annual financial statements or by a Responsible Officer of CPI in the case of quarterly financial statements, and
(y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

         (c) as soon as available, and in any event no later than 90 days after the end of each fiscal year of CPI, a detailed consolidated and consolidating budget for the life of the Tranche A and Tranche C Term Loans (including a projected consolidated and consolidating balance sheet of CPI and its Subsidiaries as of the end of the following fiscal year, and the related consolidated and consolidating statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal years (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

         (d) within five days after the same are sent, copies of all financial statements and reports which CPI sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which CPI may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

         (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Borrower, as the case may be.

         5.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Continue to engage in business of the same general type as now conducted by it,
(ii) preserve, renew and keep in full force and effect its corporate existence and (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 6.4 and except, in the case of clause (iii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.5 Maintenance of Property, Insurance. (a) Keep all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event fire, public liability, product liability, employee fidelity and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business or as shall be reasonably required by the Administrative Agent and (c) deliver to the Administrative Agent and the Lenders a report of a reputable insurance broker with respect to such insurance concurrently with each delivery of audited annual financial statements pursuant to Section 5.1 and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request

         5.6 Inspection of Property, Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon notice given reasonably in advance permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrowers or any of their Subsidiaries with officers and employees of the Borrowers and their Subsidiaries and with their independent certified public accountants. The aforementioned inspection rights shall include asset reviews of the books and records of the Borrowers to be performed by representatives of the Administrative Agent as required by the Administrative Agent and the Lenders in their sole discretion. The reasonable costs and expenses for one such asset review per year shall be for the account of the Borrowers. If there shall occur a Default or Event of Default, additional asset reviews, as required by the Required Lenders, shall be performed, the reasonable costs and expenses of which shall be for the account of the Borrowers.

         5.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of either Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrowers or any of their Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding affecting the Borrowers or any of their Subsidiaries in which the amount involved is $25,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

         (d) the following events, as soon as possible and in any event within 30 days after either Borrower knows or has reason to know thereof. (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or either Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

         (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Borrower or the relevant Subsidiary proposes to take with respect thereto.

         5.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenant, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

         (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

         5.9 Additional Collateral, etc. (a) With respect to any Property acquired after the Closing Date by either Borrower or any of its Subsidiaries (other than (x) any Property described in paragraph (b) or (c) below and (y) any Property subject to a Lien expressly permitted by Section 6.3(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

         (b) With respect to any fee interest in any real estate acquired after the Closing Date by either Borrower or any of its Subsidiaries (other than any such real estate subject to a Lien expressly permitted by Section 6.3(g)), promptly (i) execute and deliver a first priority mortgage or deed of trust, as the case may be, in favor of the Administrative Agent for the benefit of the Lenders, covering such real estate, in form and substance reasonably satisfactory to the Administrative Agent (ii) if requested by the Administrative Agent provide the Lenders with (k) title and extended coverage insurance covering such real estate in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (c) With respect to any new Subsidiary created or acquired after the Closing Date by either Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent (x) such amendments to the Guarantee and Collateral Agreement as. the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by either Borrower or any of its Subsidiaries and (y) such amendments to this Agreement as shall be deemed necessary by the Administrative Agent to reflect the existence of such Subsidiary, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Loan Party owning such certificates or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                         SECTION 6. NEGATIVE COVENANTS

         The Borrowers hereby jointly and severally agree that so long as the Commitments remain in effect, or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         6.1 Financial Condition Covenants.

         (a) Consolidated Tangible Net Worth. Permit the Consolidated Tangible Net Worth deficit to exceed the amounts set forth below at the end of each of the indicated fiscal quarters:


                  Quarter ending 6/30/02    ($1,500,000)
                  Quarter ending 9/30/02    ($1,000,000)
                  Quarter ending 12/31/02   ($ 500,000)
                  Quarter ending 3/31/03    ($ 250,000)

         (b) Fixed Charges Coverage Ratio. Permit the Fixed Charges Coverage Ratio to be less than the indicated amount during any of the indicated fiscal quarters.

                  Quarter ending 6/30/02        1.33X
                  Quarter ending 9/30/02        1.50X
                  Quarter ending 12/31/02       1.50X
                  Quarter ending 3/31/03        1.33X


         (c) Consolidated Net Income. Permit Consolidated Net Income to be less than the indicated amount during any of the indicated fiscal quarters:


                  Quarter ending 6/30/02         $250,000
                  Quarter ending 9/30/02         $500,000
                  Quarter ending 12/31/02        $500,000
                  Quarter ending 3/31/03         $250,000


         (d) EBITDA. Permit EBITDA to be less than the indicated amount during any of the indicated fiscal quarters:


                  Quarter ending 6/30/02              $800,000
                  Quarter ending 9/30/02              $900,000
                  Quarter ending 12/31/02             $900,000
                  Quarter ending 3/31/03              $800,000


         6.2 Limitation on Indebtedness. Create, Incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness of any Loan Party pursuant to any Loan Document; and

         (b) Indebtedness secured by Liens permitted by Section 6.3(g).

         6.3 Limitation on Liens. Create, Incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

         (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the relevant Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature Incurred in the ordinary course of business;

         (e) easements, rights-of-way, restrictions and other similar encumbrances Incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of CPI or any of its Subsidiaries;

         (f) Liens in existence on the date hereof listed on Schedule 6.3(f)

         (g) Liens securing Indebtedness of CPI or any of its Subsidiaries Incurred pursuant to Section 6.2(b) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of such Indebtedness shall not exceed 100% of the purchase price of such assets;

         (h) Liens created pursuant to the Security Documents or the Seller Security Documents; and

         (i) any interest or title of a lessor under any lease entered into by a Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased.

         6.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its Property or business, or make any material change in its present method of conducting business, except:

         (a) any Subsidiary of a Borrower may be merged or consolidated with or into CPI (provided that CPI shall be the continuing or surviving corporation); and

         (b) any Subsidiary of a Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to CPI.

         6.5 Limitation on Sale of Assets. Dispose of any of its Property or business (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

         (a) (i) the Disposition of obsolete or worn out property in the ordinary course of business and (ii) the sale of receivables in the ordinary course of business to collection agencies for the purpose of collecting overdue amounts owing in respect thereof, so long as the aggregate value of all Property sold pursuant to this paragraph (a) does not exceed $10,000 in any fiscal year of CPI;

         (b) the sale of inventory in the ordinary course of business; and

         (c) Dispositions permitted by Section 6.4(b).

         6.6 Limitation on Dividends. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of either Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of CPI or any of its Subsidiaries (collectively, "Restricted Payments"), except that any Subsidiary may make Restricted Payments to CPI.

         6.7 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except Capital Expenditures of CPI and its Subsidiaries in the ordinary course of business not exceeding $100,000 in the aggregate in any fiscal year of CPI.

         6.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit (including by way of guaranty in favor of third parties) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person, except

         (a) extensions of trade credit in the ordinary course of business;

         (b) investments in Cash Equivalents; and

         (c) Guarantee Obligations permitted by Section 6.2(a) or 6.2(d);

         6.9 Limitation on Payments and Modifications with respect to Seller Note, Seller Security Documents. (a) Make or offer to make any optional payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to any Indebtedness (other than Indebtedness under any Loan Document), or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Seller Note or the Seller Security Documents.

         6.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than a Borrower) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of a Borrower or any Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate. The preceding sentence shall not apply to a non-interest bearing loan made to Arthur August in October, 2000 in the amount of $150,000, which Mr. August used to purchase a Greit Plan, as described in the report of CPI on form 10-K for the year ended December 31, 2000.

         6.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by a Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by a Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of a Borrower or such Subsidiary.

         6.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of a Borrower to end on a day other dm December 31 or change a Borrower's method of determining fiscal quarters.

         6.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of a Borrower or any of its Subsidiaries to create, Incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective with respect to the assets financed thereby).

         6.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of a Borrower to (a) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, such Borrower or the other Borrower or Subsidiary of such Borrower or the other Borrower, (b) make loans or advances to a Borrower or any Subsidiary of such Borrower or to the other Borrower or Subsidiary of such other Borrower or (c) transfer any of its assets to a Borrower or any other Subsidiary of the Borrower or to the other Borrower or Subsidiary of such other Borrower, except for such encumbrances or restrictions existing under the Loan Documents.

         6.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which either the Borrowers are engaged on the date of this Agreement or which are reasonably related thereto.

         6.16 Limitation on Change in Accounting Treatment. Change its accounting treatment or reporting practices except as required by changes in GAAP.

                          SECTION 7. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) The Borrowers shall fail to pay (i) any principal of any Loan when due in accordance with the terms hereof and (ii) any interest thereon or any other amount payable hereunder or under any other Loan Document within two business days after such payment is due in accordance with the terms hereof or thereof; or

         (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

         (c) (i) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraph (a) or (b) of this Section) or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

         (d) Either Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $25,000; or

         (e) (i) Either Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or either Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced either Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against either Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) either Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii), or (iii) above; or (v) either Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (f) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrowers or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrowers or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, Incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

         (g) One or more judgments or decrees shall be entered against either of the Borrowers or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof, or

         (h) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

         (i) The guarantee referred to in Section 9 hereof or in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

         (j) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become, or obtain rights (whether by means or wan-ants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 5% of the outstanding common stock of CPI; (ii) the board of directors of CPI shall cease to consist of a majority of Continuing Directors; (iii) CPI shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of Kolar, Inc. free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (iv) any direct or indirect parent of either Borrower (other than CPI) shall be created unless (x) such parent becomes a party to the Guarantee and Collateral Agreement as a guarantor and a grantor and (y) such amendments to the Loan Documents as the Required Lenders shall request shall be entered into (including, in any event, amendments subjecting such parent and its subsidiaries to the covenants contained herein); or

         (k) the Seller Note or any guarantee thereof shall cease, for any reason, to be validly subordinated to the obligations of the relevant Loan Party under the Loan Documents to which it is a party to the extent provided in the Seller Intercreditor and Subordination Agreement or the Seller, any Loan Party or any of their respective Affiliates shall so assert;

         (l) the Tranche C Term Loan shall cease, for any reason, to be validly subordinated to the obligations of Borrowers under the Tranche A and Tranche B Loans to the extent provided in the Tranche C Intercreditor and Subordination Agreement or the holder of the Tranche C Term Loan, any Loan Party or any of their respective Affiliates shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (e) above with respect to either Borrower, automatically the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, upon the request of the Required Lenders, the Administrative Agent shall by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, together with, in the case of the Tranche B Term Loans, the Prepayment Premium, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.

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                      SECTION 8. THE ADMINISTRATIVE AGENT

         8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document or to inspect the properties, books or records of any Loan Party.

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

         8.4 Reliance by Administrative Agent. The Administrative, Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit letter, telecopy, telex or teletype message, statement; order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be Incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agents nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to tile Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

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

         8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation the Borrowers to do so), ratably according to their respective Tranche A Term Loan Percentages and Tranche B Term Loan Percentages in effect on the date on which indemnification is sought under this
Section 8.7 (or, if indemnification is sought after the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, Incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments made pursuant to the Original Credit Agreement, this Amended and Restated Credit Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Loans and all other amounts payable hereunder.

         8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent was not the Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

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

         8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         8.10 Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of CPI or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1.

                           SECTION 9. PRIOR GUARANTEE

         9.1 Continued Effect of Prior Guarantee. All of the provisions set forth in Section 9 of the Original Credit Agreement shall continue in full force and effect with respect to any and all obligations of CPI and/or Kolar, Inc. Incurred pursuant to the Original Credit Agreement and/or any of the Loan Documents executed in connection therewith, including but not limited to any and all amendments to and waivers issued by the Administrative Agent and/or any of the Lenders with respect to the Original Credit Agreement. Nothing in this Amended and Restated Credit Agreement shall be deemed to release CPI of any of its obligations under Section 9.1 of the Original Credit Agreement as in effect prior to the date hereof and/or its Guarantor Obligations (as defined in the Guarantee and Collateral Agreement) in respect of any act, occurrence, Event of Default, obligation or other matter arising on or before the date hereof.

         9.2 CPI and Kolar, Inc. as Co-Borrowers. Notwithstanding the foregoing, from and after the date of this Amended and Restated Credit Agreement, CPI is becoming a co-borrower with Kolar, Inc. in respect of each of the Loans and shall have direct, joint and several liability with Kolar, Inc. for payment of all of the Obligations.

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

9.3 No Subrogation Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Section 9, each Borrower hereby irrevocably waives all rights, if any, which may hereafter arise in favor of one Borrower for contribution from the other Borrower in respect of the payment of any Obligation hereunder to be subrogated to any of the rights (whether contractual, under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), including Section 509 thereof, under common law or otherwise) of the Administrative Agent or any Lender against either Borrower or against the Administrative Agent or any Lender for the payment of the Obligations, until the Obligations shall have been paid in full. Each Borrower hereby further irrevocably waives all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the other Borrower or any other Person which may have arisen in connection with the payment by such Borrower of any of the Obligations, until the Obligations shall have been paid in full. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of a Borrower to the other Borrower on account of any of the rights waived in this Section 9.2, such amount shall be held by the Borrower receiving such payment in trust, segregated from other funds of such Borrower, and shall, forthwith upon such receipt be turned over to the Administrative Agent in the exact form received (duly indorsed by the recipient to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this Section 9.2 shall survive the term of this Agreement and the payment in full of the Obligations.

                           SECTION 10. MISCELLANEOUS

         10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, Security Document or Seller Security Document (collectively "Transaction Documents") nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party that is a party to the relevant Transaction Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party that is a party to the relevant Transaction Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Transaction Documents for the purpose of adding any provisions to this Agreement or the other Transaction Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Transaction Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest without the consent of each Lender directly affected thereby, (ii) amend, modify or waive any provision of this Section 10.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Transaction Documents or release any Collateral or any guarantee of the Obligation's, in each case without the written consent of all Lenders or
(iii) amend, modify or waive any provision of Section 8 without the consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers and the Administrative Agent and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

  CPI:                                    CPI Aerostructures, Inc.
                                          200A Executive Drive
                                          Edgewood, NY 11717
                                          Attn: Edward J. Fred, President
                                          Telecopier No.: (516) 586-5840

  with a copy to:                         Graubard Miller
                                          600 Third Avenue
                                          New York, NY 10016
                                          Attn:  David Alan Miller, Esq.
                                          Telecopier No.:  (212) 818-8881

  The Administrative Agent:               JP Morgan Chase Bank
                                          395 North Service Road
                                          Suite 302
                                          Melville, New York 11747 Attn:
                                          Relationship Manager -
                                          CPI Aerostructures, Inc.

  If to the Mortgagee:                    JPMorgan Chase Bank
                                          Real Estate Finance Unit
                                          270 Park Avenue - 43rd Floor
                                          New York, New York 10017

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


  With a copy to:                         JPMorgan Chase Bank
                                          Bank Legal Department
                                          270 Park Avenue - 39th Floor
                                          New York, New York 10017

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

         10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

         10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses Incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses Incurred in connection with the enforcement or preservation of any rights under this Agreement the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in house counsel) to each Lender and of counsel to the Administrative Agent (c) to pay, indemnify, and old each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the Acquisition, the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of either Borrower or any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

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

         10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of either Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of or interest on, the Loans, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 103(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 2.10 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit N, executed by such Assignee and such Assignor and delivered to the Administrative Agent for its acceptance and recording in the Register. Any such assignment shall be ratable as between the Facilities unless otherwise agreed by the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement such assigning Lender shall cease to be a party hereto). Unless requested by the Assignee and/or the Assignor, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing.

         (d) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered, to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement.

         (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

         (f) (i) The Replacement Term Notes and the Tranche C Term Note shall in each case be issued by the Borrowers and payable to the order of a Lender (or, if required by such Lender, payable to such Lender or its registered assigns (an "Alternative Note")). Each Lender is hereby authorized to record, on the schedule annexed to and constituting a part of the relevant Note, information regarding the relevant Loans made by such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation or any error in such recordation shall not affect the Borrower's obligations hereunder or under any Note. On or prior to the effective date of an Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the relevant Notes, new Notes to the order of the Assignee and, if applicable, the Assignor. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

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

                  Any Non-U.S. Lender that could become completely exempt from withholding of any tax, assessment or other charge or levy imposed by or on behalf of the United States or any taxing authority thereof ("U.S. Taxes") in respect of payment of any Obligations due to such Non-U.S. Lender under this Agreement if the Obligations were in registered form for U.S. federal income tax purposes may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, to exchange any promissory note(s) evidencing such Obligations for an Alternative Note. Alternative Notes may not be exchanged for promissory notes that are not Alternative Notes. Each Non-U.S. Lender that holds Alternative Note(s) (an "Alternative Noteholder") (or, if such Alternative Noteholder is not the beneficial owner thereof, such beneficial owner) shall deliver to the Borrower prior to or at the time such Non-U.S. Lender becomes an Alternative Noteholder each of the forms and certifications required by Section 2.10(b). An Alternative Note and the Obligation(s) evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Alternative Note and the Obligation(s) evidenced thereby on the Register (and each Alternative Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation(s) and the Alternative Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Alternative Note(s) evidencing such Obligation(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Alternative Noteholder thereof, and thereupon one or more new Alternative Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s). No assignment of an Alternative Note and the Obligations evidenced thereby shall be effective unless it has been recorded in the Register.

         (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

         10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Loan, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all of pin of its Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(e), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest

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         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to either Borrower, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by either Borrower here-under (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of either Borrower. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         10.12 Submission To Jurisdiction, Waivers. Each Borrower hereby irrevocably and unconditionally:

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

         (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrowers, at the address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

         10.13 Acknowledgements. Each Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

         10.14 WAIVERS OF JURY TRIAL. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                      [The next page is the Signature Page]

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                                Signature Page to

                     Amended and Restated Credit Agreement.

                                      Dated

                                  June 25, 2002

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      CPI AEROSTRUCTURES, INC.

                                      By: /s/ Edward J. Fred
                                          Edward J. Fred, President

                                      KOLAR, INC.

                                      By:   /s/ Edward J. Fred
                                      Edward J. Fred, Executive Vice President

                                      JPMORGAN CHASE BANK, as Administrative
                                      Agent and as a Lender


                                      By: /s/
                                      Name:
                                      Title:


                                      GE CAPITAL CFE, INC., as a Lender


                                      By:  /s/
                                      Name:
                                      Title:




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